EXHIBIT 24

POWER OF ATTORNEY

The undersigned, being a director of Lindsay Corporation (the “Company”), hereby appoints Richard W. Parod as his agent and attorney-in-fact for the purpose of executing and filing all reports on Form 10-K relating to the year ending August 31, 2013, and any amendments thereto, required to be filed with the Securities and Exchange Commission by the Company.

IN WITNESS WHEREOF, the undersigned has executed this Power of Attorney as of the date indicated.

Signature	Capacity	Date Signed

/s/ MICHAEL N. CHRISTODOLOU	Chairman of Board	October 17, 2013
Michael N. Christodolou

/s/ ROBERT E. BRUNNER	Director	October 17, 2013
Robert E. Brunner

/s/ HOWARD G. BUFFETT	Director	October 17, 2013
Howard G. Buffett

/s/ W. THOMAS JAGODINSKI	Director	October 17, 2013
W. Thomas Jagodinski

/s/ J. DAVID MCINTOSH	Director	October 17, 2013
J. David McIntosh

/s/ MICHAEL C. NAHL	Director	October 17, 2013
Michael C. Nahl

/s/ MICHAEL D. WALTER	Director	October 17, 2013
Michael D. Walter

/s/ WILLIAM F. WELSH II	Director	October 17, 2013
William F. Welsh II